Registration Statement No. 333-217200

Filed Pursuant to Rule 433

December 11, 2019

MicroSectors is proud to announce the first ever US listed Leveraged #Cannabis linked ETN $MJO in partnership with @IndxxIndices, and listed on @NYSE. To learn more, see press release: https://www.sec.gov/Archives/edgar/data/927971/000121465919007666/d129191fwp.htm

MicroSectors has expanded its ETP lineup by adding $MJO, the first ever US listed Leveraged #Cannabis linked ETN. @IndxxIndices @NYSE. To learn more, see press release: https://www.sec.gov/Archives/edgar/data/927971/000121465919007666/d129191fwp.htm

The first of its kind #Leveraged Cannabis ETN is here! MicroSectors has launched $MJO, indexed by @IndxxIndices and listed on @NYSE. Please see press release: https://www.sec.gov/Archives/edgar/data/927971/000121465919007666/d129191fwp.htm

The first 2x #Cannabis ETN in the US is trading now! MicroSectors has launched $MJO in partnership with @IndxxIndices, and listed on the @NYSE. See press release here: https://www.sec.gov/Archives/edgar/data/927971/000121465919007666/d129191fwp.htm

MicroSectors will add to its ETP lineup with the launch of the FIRST 2x Leveraged ETN in the US linked to the @IndxxIndices Indxx MicroSectors™ North American Cannabis Index. $MJO Please see press release: https://www.sec.gov/Archives/edgar/data/927971/000121465919007666/d129191fwp.htm

The MicroSectors way to trade #Cannabis is here! MicroSectors has expanded its ETP lineup by adding $MJO & $MJJ. @IndxxIndices & listed on @NYSE. To learn more, visit www.MicroSectors.com

Target your #Cannabis trade! $MJO & $MJJ ETNs tied to the @IndxxIndices Indxx MicroSectors™ North American Cannabis Index are now available. To learn more, see press release: https://www.sec.gov/Archives/edgar/data/927971/000121465919007666/d129191fwp.htm

A new way to trade #Cannabis stocks is here! MicroSectors has launched $MJO & MJJ, indexed by @IndxxIndices and listed on @NYSE. Please see press release: https://www.sec.gov/Archives/edgar/data/927971/000121465919007666/d129191fwp.htm

A new way to trade #Cannabis stocks is here! MicroSectors has launched $MJO & MJJ in partnership with @IndxxIndices & listed on @NYSE! Please see press release: https://www.sec.gov/Archives/edgar/data/927971/000121465919007666/d129191fwp.htm

MicroSectors is pleased to launch $MJO & $MJJ in partnership with @IndxxIndices and listed on @NYSE! Please see press release: https://www.sec.gov/Archives/edgar/data/927971/000121465919007666/d129191fwp.htm

$MJO & $MJJ trading now! 2x/1x ETNs listed on @NYSE tied to the @IndxxIndices Indxx MicroSectors™ North American Cannabis Index. www.MicroSectors.com

Looking for Leverage? MicroSectors offers the concentrated, #Cannabis sector specific $MJO ETN designed for #Bullish investors. To learn more, visit https://www.microsectors.com

Looking for Leveraged #Cannabis? MicroSectors offers the concentrated, cannabis sector specific $MJO ETN designed for #Bullish investors. To learn more, visit https://www.microsectors.com

#Cannabis Bull? MicroSectors offers concentrated, sector specific $MJO & $MJJ ETNs designed to fulfill your cannabis trade. To learn more, visit https://www.microsectors.com

Long #Cannabis? @IndxxIndices Indxx MicroSectors™ North American Cannabis Index offers exposure to the cannabis sector. $MJO $MJJ https://www.microsectors.com

The FIRST Leveraged #Cannabis ETN is here! $MJO https://www.microsectors.com

MICROSECTORS Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, product supplement, prospectus supplement and prospectus) with the SEC for each of the ETN offerings to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent toll-free at 1-877-369-5412.